UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

January 25, 2010
Date of Report (Date of earliest event reported)

Commission File Number: 333-152242

Element92 Resources Corp.
(Exact name of registrant as specified in its charter)

Wyoming, United States
(State or other jurisdiction of incorporation or organization)

20-8531222
(I.R.S. Employer ID Number)

2510 Warren Avenue, Cheyenne, Wyoming 82001
(Address of principal executive offices) (Zip code)

(518) 638-8192
(Issuer's telephone number)

N/A
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2010 Element92 Resources Corp. (the "Company") announced that it had executed a sales & purchase agreement to acquire three gold mines in Shandong Province, China.

The Company is acquiring the rights to control two producing gold mining properties and one gold deposit by the issuance of 90 million newly issued restricted shares. The closing will be reported, by the Company, upon completion.

The agreement is between the Company and Tam Kam Ming together with Gold Vanguard Limited, owners of Joyous Fame International and its assets.

Item 9.01 Exhibits

Exhibit Number	Description

10.8	Sale and Purchase Agreement for 100% of the shares and assets of Joyous Fame International Limited dated January 25, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2010

ELEMENT92 RESOURCES CORP.

/s/ Geoff Armstrong
Geoff Armstrong
President, Chief Executive Officer, and Chief Financial Officer